UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2016 (October 24, 2016)

TRANS ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Second Street, P.O. Box 393, St. Marys, West Virginia 26170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

On October 24, 2016, Trans Energy, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EQT Corporation, a Pennsylvania corporation (“Parent”), and WV Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Under the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $3.58 per share, net to seller in cash without interest thereon (the “Offer Price”) and less any required withholding tax. The Offer will expire on the twentieth business day following the commencement of the Offer, unless extended in accordance with the terms of the Offer, the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission, provided that the Purchaser shall not be required to extend the expiration date of the Offer beyond December 31, 2016.

The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer the number of shares of Common Stock that, together with shares of Common Stock owned by Parent, Purchaser or any of their respective affiliates, would represent at least a majority of the issued and outstanding Common Stock on a fully diluted basis (the “Minimum Tender Condition”). The Offer is also subject to certain other conditions, including (i) that certain representations and warranties of the Company set forth in the Merger Agreement are true and correct as of the expiration of the Offer; (ii) the consummation of the acquisition by Parent or an affiliate of Parent of certain properties from Republic Energy Ventures, LLC, Republic Partners VI, LP, Republic Partners VII, LLC, Republic Partners VIII, LLC and Republic Energy Operating, LLC (collectively “Republic”) pursuant to that certain Purchase and Sale Agreement dated as of October 24, 2016 (the “Republic Transaction”); (iii) the delivery by Purchaser to Parent of payoff letters from all financial institutions and other persons to which indebtedness under Purchaser’s credit agreement is owed; (iv) the Company shall have complied with in all material respects its obligations under the Merger Agreement; (v) the absence of certain legal impediments; (vi) that no change, circumstance or event has occurred or would reasonably be expected to occur that would have a material adverse effect on the Company; and (vii) other customary closing conditions.

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”). As a result of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Parent, Purchaser or any other subsidiary of Parent, held in the Company’s treasury or by a subsidiary of Company, or held by stockholders who are entitled to assert, and who properly assert, dissenters’ rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount in cash equal to the Offer Price, less any required withholding tax. Following the effective time of the Merger, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation in the Merger. The closing of the Merger is subject to approval of the Merger by the holders of a majority of the Common Stock if required by the applicable laws of the state of Nevada (“Nevada Law”). The parties have agreed that if, after the purchase of the Common Stock pursuant to the Offer and after giving effect to any shares purchased pursuant to the Top-Up Option (as defined below), Parent, Purchaser or their respective affiliates own at least 90% of the outstanding Common Stock, then, following the satisfaction or waiver of the other conditions to the closing of the Merger, Parent shall execute a “short-form” Merger pursuant to applicable Nevada Law, which will not require the consent of the Company’s stockholders. The Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Purchaser of all the shares of Common Stock validly tendered pursuant to the Offer.

Pursuant to the Merger Agreement, if the Minimum Tender Condition is satisfied but the 90% threshold referred to in the preceding paragraph is not, the Company shall issue to Purchaser, and Purchaser shall purchase (the “Top-Up Option”), at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Common Stock owned by Parent, Purchaser or their respective affiliates at the time of the closing of the purchase of Top-Up Shares (after giving effect to the closing of the Offer), shall constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up Option shall not be exercisable (i) if any law or judgment then in effect shall prohibit the exercise of the Top-Up Option or the delivery of the Top-Up Shares and (ii) unless Parent or Purchaser has accepted for payment all shares of the Common Stock validly tendered in the Offer and not withdrawn.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among other things, covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, except with respect to discussions or negotiations with persons related to bona fide, unsolicited written acquisition proposals, and subject to certain limited exceptions to permit the Company’s board of directors to comply with its fiduciary duties.

If, after acceptance for payment by Purchaser of shares of Common Stock pursuant to the Offer, the adoption of the Merger Agreement by the Company’s stockholders is required by law, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, to serve on the Company’s board of directors (the “Company Board”) as will give Purchaser representation on the Company Board equal to the product of (i) the total number of directors on the Company Board (giving effect to such election of any additional directors) and (ii) the percentage that the number of Shares beneficially owned by Parent and/or Purchaser bears to the number of Shares outstanding (the date on which the majority of the Company’s directors are designees of Parent that have been effectively appointed to the Company Board in accordance herewith, the “Board Appointment Date”). The Company is also obligated to cause individuals designated by Parent to constitute the same percentage as is on the entire Company Board to be on (i) each committee of the Company Board of the Company and (ii) each board of directors and each committee thereof of each Company subsidiary. From and after the Board Appointment Date and prior to the Effective Time, any amendment or termination of the Merger Agreement by the Company requiring action by the Company Board, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser under the Merger, or waiver of any of the Company’s rights under the Merger Agreement, in each case, will require the separate concurrence of a majority of the directors on the Company Board that were not appointed by Parent.

The Merger Agreement contains certain termination rights for the Company and Parent, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be obliged to pay Parent a termination fee of $4 million.

In connection with the Merger Agreement, Parent and the Company have entered into a Joint Defense and Common Interest Agreement (the “Joint Defense Agreement”) with respect to the following litigation: (i) James K. Abcouwer vs. Trans Energy, Inc. pending in the Circuit Court of Kanawha County, West Virginia (Civil Action No. 12-C-416) before the Honorable Charles E. King, Jr. and (ii) James K. Abcouwer vs. Trans Energy, Inc., a foreign corporation, William F. Woodburn and Loren E. Bagley pending in the Circuit Court of Kanawha County, West Virginia (Civil Action No. 13-C-56) before the Honorable Carrie L. Webster (the “Litigation”). The purpose of the Joint Defense Agreement is to allow the parties to share defense materials with respect to the Litigation prior to the consummation of the Merger.

Also in connection with the Merger, (i) the Company, American Shale Development, Inc. (“American Shale”), Prima Oil Company, Inc. (“Prima” and, collectively with the Company and American Shale, the “TE Group”); (ii) Republic Energy Ventures, LLC (“REV”), Republic Partners VI, LP (“RP6”), Republic Partners VII, LLC (“RP7”), Republic Partners VIII, LLC (“RP8”), and Republic Energy Operating, LLC (“REO” and, collectively with REV, RP6, RP7 and RP8, the “Republic Group”); and (iii) Parent, EQT Production Company (“Production”), and Purchaser (collectively with Purchaser and Production, the “EQT Group”), entered into a Tri-Party Agreement (the “Tri-Party Agreement”). Members of the TE Group and the Republic Group have had numerous transactions among them over the last several years, including a Farm-Out and Area of Joint Development Agreement (as amended and restated to date, the “AJDA”) and a Joint Operating Agreement (as amended to date, the “JOA”). Pursuant to both the AJDA and the JOA, members of the TE Group had certain rights of first refusal (“ROFR”) and tag-along rights (“Tag”) that would be triggered by the Republic Transaction. In addition, under the AJDA, (a) REV agreed to fund all costs associated with certain leasehold acquisitions made pursuant to the AJDA subsequent to April 1, 2014 (such leasehold acquisitions, the “Subject Properties”), and (b) in the event that REV sold its interest in any such Subject Properties, American Shale has the right to buy a 25% interest in any Subject Property at REV’s cost, plus interest accrued thereon at the rate of 12% per annum (the “Purchase Option”), simultaneously with the consummation of such sale by REV.

Pursuant to the Tri-Party Agreement, the parties agreed that at the closing of the Republic Transaction, in consideration of the payment of approximately $15 million to be made to TE as such closing, the Republic Group would assign to Production all the Subject Properties, including the Option Properties, and the TE Group will waive any and all rights in respect of the Purchase Option. The TE Group also agreed to waive any and all rights to operatorship of the properties subject to the AJDA or the JOA. In addition, the TE Group agreed to waive any and all rights to exercise the ROFR, the Tag or any other rights contained in the AJDA or the JOA in connection with the Republic Transaction. In addition, each of the members of the TE Group and the Republic Group agreed to release each other from any and all past actions and omissions arising under the AJDA, the JOA or any other agreements among the parties that occurred prior to the closings contemplated by the Merger Agreement and the Republic Transaction.

This summary of the principal terms of the Merger Agreement, the Joint Defense Agreement and the Tri-Party Agreement (the “Merger Documents”) and the copies of the Merger Documents filed as exhibits to this Form 8-K are intended to provide information regarding the terms of the Merger Documents and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Documents and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, the Merger and the Merger Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Documents, copies of which are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2 and are incorporated into this report by reference.

Copies of the Merger Documents are provided with this report solely to inform investors of their terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Purchaser, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by certain disclosures not contained in the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Purchaser, on the other hand. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Purchaser at the time they were made or otherwise.

Item 3.01. Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Purchaser the Top-Up Option, which under certain circumstances would permit Purchaser to purchase, at a price per share equal to the Offer Price, up to a number of newly issued, fully paid and nonassessable shares of Common Stock that, when added to the number of shares of Common Stock owned by Parent, Purchaser or their respective affiliates at the time of the closing of the purchase of Top-Up Shares (after giving effect to the closing of the Offer), shall constitute one share more than 90% (determined on a fully diluted basis) of the shares of the Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up Option shall not be exercisable (i) if any law or judgment then in effect shall prohibit the exercise of the Top-Up option or the delivery of the Top-Up Shares and (ii) unless Parent or Purchaser has accepted for payment all shares of the Common Stock validly tendered in the Offer and not withdrawn.

Item 8.01. Other Events.

Concurrently with the execution of the Merger Agreement, each of the Company’s directors, certain of their affiliates, as well as Mark D. Woodburn and Clarence E. Smith, entered into Tender and Support Agreement (the “Support Agreement”) with the Parent and Purchaser pursuant to which each such stockholder agreed, among other things, to tender shares of Common Stock held by it in the Offer and to vote in favor of the Merger, upon the terms and subject to the conditions of such agreements. The shares subject to the Support Agreement comprise approximately 58% of the Company’s outstanding shares of Common Stock. The Support Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

On October 25, 2016, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

This current report and the description contained herein is for informational purposes only and is not a recommendation, an offer to buy, or the solicitation of an offer to sell any shares of the Company’s common stock. The tender offer referenced in this current report has not commenced. Upon commencement of the tender offer, Purchaser and Parent will file with the U.S. Securities and Exchange Commission (the SEC) a Tender Offer Statement on Schedule TO containing an offer to purchase (the Offer to Purchase), a form of letter of transmittal (the Letter of Transmittal) and other related documents and, thereafter, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D9 with respect to the tender offer. Parent, Purchaser and the Company intend to mail documents to the shareholders of the Company. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. Shareholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company, Parent or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, shareholders of the Company may obtain a free copy of these documents (when they become available) by visiting the “Investors” section of the Company’s website at http://www.transenergyinc.com/investors.

The Offer to Purchase is not being made to holders of (nor will tenders be accepted from or on behalf of holders of) shares of the Company’s common stock in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to Purchase to be made by a licensed broker or dealer, the Offer to Purchase shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser or Parent.

Forward-Looking Statements

Certain statements contained herein constitute forward-looking statements. These statements are not guarantees of future performance or assurances of an expected course of action, and therefore, readers should not put undue reliance upon them. Some of the statements that are forward-looking include statements of belief or intent predicated on the Company’s expectations for future revenues and strategic opportunities. There are a large number of factors that can cause the Company to deviate from plans or to fall short of expectations. As to the forward-looking matters contained in this release, factors that can cause such changes include our ability to respond timely and in accordance with the laws applicable to the Company and its board of directors. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and quarterly and current reports on Form 10-Q and 8-K. Please note that forward-looking statements are current as of today. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated October 24, 2016, by and among Trans Energy, Inc. EQT Corporation and WV Merger Sub, Inc.

10.1	Joint Defense and Common Interest Agreement, dated October 24, 2016, by and between Trans Energy, Inc. and EQT Corporation.

10.2	Tri-Party Agreement, dated October 24, 2016, by and among (i) Trans Energy, Inc., American Shale Development, Inc., Prima Oil Company, Inc.; (ii) Republic Energy Ventures, LLC, Republic Partners VI, LP, Republic Partners VII, LLC, Republic Partners VIII, LLC, and Republic Energy Operating, LLC; and (iii) EQT Corporation, EQT Production Company and WV Merger Sub, Inc.

10.3	Tender and Support Agreement dated October 24, 2016, by and among EQT Corporation, WV Merger Sub, Inc., each director of Trans Energy, Inc., Mark D. Woodburn and Clarence E. Smith.

99.1	Press Release, issued by the Company, dated October 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans Energy, Inc.

Date: October 25, 2016	/s/ JOHN G. CORP
John G. Corp, President

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated October 24, 2016, by and among Trans Energy, Inc. EQT Corporation and WV Merger Sub, Inc.

10.1	Joint Defense and Common Interest Agreement, dated October 24, 2016, by and between Trans Energy, Inc. and EQT Corporation.

10.2	Tri-Party Agreement, dated October 24, 2016, by and among (i) Trans Energy, Inc., American Shale Development, Inc., Prima Oil Company, Inc.; (ii) Republic Energy Ventures, LLC, Republic Partners VI, LP, Republic Partners VII, LLC, Republic Partners VIII, LLC, and Republic Energy Operating, LLC; and (iii) EQT Corporation, EQT Production Company and WV Merger Sub, Inc.

10.3	Tender and Support Agreement dated October 24, 2016, by and among EQT Corporation, WV Merger Sub, Inc., each director of Trans Energy, Inc., Mark D. Woodburn and Clarence E. Smith.

99.1	Press Release, issued by the Company, dated October 25, 2016